Exhibit 10.4

PINNACLE ENTERTAINMENT, INC.

DIRECTOR RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

(2015 Equity and Performance Incentive Plan)

As a member of the Board of Directors of Pinnacle Entertainment, Inc. (the “Company” or “Pinnacle”), you have been granted a restricted stock unit award. This award is subject to the terms and conditions of the 2015 Equity and Performance Incentive Plan (the “Plan”), this Grant Notice, and the following Restricted Stock Unit Agreement. The details of this award are indicated below.

Grantee:
Date of Grant:
Covered Shares of Common Stock:
Vesting Date:

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (together with the above grant notice (the “Grant Notice”), this “Agreement”) is made and entered into as of the date set forth on the Grant Notice by and between the Company, and the individual (the “Grantee”) set forth on the Grant Notice.

A. Pursuant to the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan (the “Plan”), the Compensation Committee (the “Committee”) has determined that it is to the advantage and best interest of the Company to grant to the Grantee this award of Restricted Stock Units covering the number of shares of the Common Stock of the Company (the “Shares”) set forth on the Grant Notice and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference, and this Agreement (the “Award”).

B. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1. Acceptance of Agreement. Grantee has reviewed all of the provisions of the Plan, the Grant Notice, and this Restricted Stock Unit Agreement. By electronically accepting this Award according to the instructions provided by the Company’s designated broker, Grantee agrees that this electronic contract contains Grantee’s electronic signature, which Grantee has executed with the intent to sign this Agreement, and that this Award is granted under and governed by the terms and conditions of the Plan, the Grant Notice, and this Restricted Stock Unit Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee on questions relating to the Plan, the Grant Notice, and this Restricted Stock Unit Agreement.

2. Grant of Award. The Restricted Stock Units granted hereunder pursuant to Article VIII of the Plan shall be subject to the terms and provisions of the Plan, and all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan. For purposes of this Agreement, “Termination Date” shall mean the date on which the Grantee’s Continuous Status as an Employee, Director or Consultant terminates. The Restricted Stock Units shall not be entitled to Dividend Equivalents under Section 12.5 of the Plan but shall be subject to adjustment in accordance with Section 12.2 of the Plan.

3. Vesting.

3.1. Subject to the provisions of the Plan and the other provisions of this Agreement, the Restricted Stock Units shall vest fully on the first anniversary of the Date of Grant (the “Vesting Date”) subject to the Grantee’s Continuous Status as an Employee, Director or Consultant through the Vesting Date.

3.2. If the Grantee’s Continuous Status as an Employee, Director or Consultant terminates prior to the Vesting Date, as of the Termination Date, the Grantee shall forfeit any unvested Restricted Stock Units.

3.3. If the Grantee’s Continuous Status as an Employee, Director or Consultant is terminated for Cause prior to the transfer of the Shares to the Grantee as provided in Section 4, any Restricted Stock Units for which Shares have not been transferred as of the Termination Date shall not vest and shall be forfeited in full by the Grantee.

4. Settlement and Transfer of Shares. This Award shall be settled by the Company by the issuance of Shares on the Termination Date and delivery of such Shares on the following business day to the Grantee (or if applicable, the Beneficiaries of the Grantee). Any issuance of Shares shall be made only in whole Shares, and any fractional shares shall be distributed in an equivalent cash amount.

5. General.

5.1. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to agreements made and to be performed entirely in Delaware, without regard to the conflicts of law provisions of Delaware or any other jurisdiction.

5.2. Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Award and the parties hereto shall act in all matters as if the Grantee was the sole owner of this Award. This appointment is coupled with an interest and is irrevocable.

5.3. Service as Director. Grantee acknowledges and agrees that the vesting of this Award is earned only by his or her continuing services as a director of the Company (not through the act of being appointed as a director, being granted this Award or acquiring shares hereunder). Grantee further acknowledges and agrees that nothing in this Agreement, nor in the Plan which is incorporated herein by reference, shall confer upon Grantee any right with respect to continuation of his or her services as a director nor shall it interfere in any way with the right to terminate his or her services as a director of the Company at any time, with or without cause.

5.4. Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for Shares as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Shares on or with respect to which such other capital stock was distributed, and references to “Company” in respect of such distributed stock shall be deemed to refer to the company to which such distributed stock relates.

5.5. Change of Control. The Company’s contemplated separation of its operations into an independent publicly-traded company shall not constitute a Change of Control under either the Plan or this Agreement and the treatment of the Restricted Stock Units shall be governed by the applicable transaction documents.

5.6. No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

5.7. Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5.8. No Assignment. Except as otherwise provided in this Agreement, the Grantee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

5.9. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

5.10. Equitable Relief. The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.11. Arbitration.

5.11.1. General. Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 5.11 and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Las Vegas, Nevada.

5.11.2. Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the “Independent” (or “Gold Card”) list of retired judges or, at the option of the Grantee, from a list of nine persons (which shall be retired judges or corporate or litigation attorneys experienced in stock incentives and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over Las Vegas, Nevada. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

5.11.3. Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, stockholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

5.11.4. Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration, unless the Grantee wishes to contribute (up to 50%) of the costs and fees of the arbitration. Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees.

5.11.5. Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

5.12. Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Grantee shall not be considered to have separated from service with the Company for purposes of this Agreement and no payment shall be due to the Grantee under this

Agreement on account of a separation from service until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under this Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

5.13. Taxes. By signing this Agreement, the Grantee represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands and agrees that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

5.14. Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.15. Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.16. Electronic Delivery and Disclosure. The Company may, in its sole discretion, decide to deliver or disclose, as applicable, any documents related to this Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents delivered electronically or to retrieve such documents furnished electronically, as applicable, and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

5.17. Data Privacy. Grantee agrees that all of Grantee’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage Grantee’s participation in the Plan.

5.18. Acknowledgments of Grantee. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, fully understands all provisions of the Plan and this Agreement and, by accepting the Notice of Grant, acknowledges and agrees to all of the provisions of the Plan and this Agreement.

5.19. Complete Agreement. The Grant Notice, this Restricted Stock Unit Agreement, and the Plan constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

5.20. Waiver of Jury Trial. TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN US (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL OF THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE

ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.